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                                 March 30, 2000

Atlantis Plastics, Inc.
1870 The Exchange, Suite 200
Atlanta, Georgia 30339

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have served as counsel for Atlantis Plastics, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of $1,500,000 of obligations ("Obligations") of the Company pursuant to the Atlantis Plastics, Inc.

Deferred Compensation Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the Company and the adoption of the Plan as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         We express no opinion as to matters under or involving laws other than the Business Corporation Act of the State of Florida.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Obligations, when issued by the Company in the manner provided for in the Plan, will be legally issued, fully paid and non-assessable, and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, moratorium and other laws of


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Atlantis Plastics, Inc.
March 30, 2000
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general applicability relating to or affecting creditors' rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                     /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

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